Exhibit 99.5

 Photronics, Inc.  Q2 2020 Financial Results Conference CallMay 27, 2020

 Safe Harbor Statement  2  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.

Response to COVID-19: Four Key Focus Areas

- **Employee health**
  - Health monitoring
  - Adoption of best practices
  - Global visitor policy
- **Raw material supply**
  - Weekly meetings to monitor global supply chain
  - Constant contact with suppliers
- **Customer support**
  - Open communications with customers to understand needs
  - Constant contact with logistic partners
- **Tool maintenance**
  - Engagement with virtual service technicians where feasible
  - Reliance on self-service expertise

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PHOTRONICS

Q2 2020 Summary

- **Revenue was $142.8M, down 11% Q/Q and up 9% Y/Y**
  - FPD production remained at capacity, with sequential mix shift away from G10.5+ and AMOLED as customers in China pushed out orders
  - IC revenue impacted by order push out from China customers
  - Revenue of products shipped to China improved 39% Y/Y, but fell 20% Q/Q
- **Net income attributable to Photronics, Inc. shareholders of $6.3M ($0.10/share)**
- **Cash balance grew to $238M; $31M operating cash generation**
- **Repurchased 0.5M shares for $6M; program terminated 3/26/2020**
- **China production contributed $17M to revenue; Hefei facility generated operating profit and positive operating cash flow despite significant drop in G10.5+ demand**
- **Remain committed to growth strategy with commencement of next phase of FPD investment**

Successfully repositioned the business; China investments driving long-term, profitable growth

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PHOTRONICS

$M (except EPS)  Q220  Q120  Q/Q  Q219  Y/Y  Revenue  $ 142.8  $ 159.7  (11%)  $ 131.6  9%  Gross Profit  $ 30.4  $ 34.6  (12%)  $ 26.0  17%  Gross Margin  21.3%  21.7%  (40 bps)  19.8%  150 bps  Operating Income  $ 12.7  $ 16.3  (22%)  $ 9.2  38%  Operating Margin  8.9%  10.2%  (130 bps)  7.0%  190 bps  Other income (expense)  ($ 1.0)  $ 3.7  ($ 4.6)  $ 3.9  ($ 4.9)  Income tax provision  $ 3.8  $ 9.1  ($ 5.3)  $ 3.3  $ 0.5  Minority interest  $ 1.7  $ 0.6  $ 1.1  $ 1.4  $ 0.3  Net Income*  $ 6.3  $ 10.3  (39%)  $ 8.5  (26%)  Diluted EPS*  $ 0.10  $ 0.16  ($ 0.06)  $ 0.13  ($ 0.03)  Days in quarter  91  94  (3)  91  -  Gross and operating margin moved in line with revenue (up Y/Y; down Q/Q)China operations were $1.0M negative impact to operating incomeOther income / (expense) primarily due to FX gain / (loss)Minority interest reflects Taiwan JV gain offset by China JV loss  Income Statement Summary  5  *Net income attributable to Photronics, Inc. shareholders

 High-end flat Y/Y; sequential decline primarily due to Chinese order push outsChina revenue +14% Y/YQ/Q down 21% on soft foundry demandRepresents 21% of Q220 IC revenueOutlookDemand trends improvingGovernment restrictions and trade policy developments create uncertainty  $M  Q220  Q120  Q/Q  Q219  Y/Y  High-End*  $ 38.3  $ 41.0  (7%)  $ 38.4  --  Mainstream  $ 58.6  $ 65.9  (11%)  $ 60.2  (3%)  Total  $ 96.8  $ 107.0  (9%)  $ 98.6  (2%)  IC Photomask Revenue  6  *28nm and smaller  Total may differ due to rounding

 Y/Y growth due to production ramp in Hefei; Q/Q decline due to China order push out (G10.5+ & AMOLED)China revenue -20% Q/Q; +69% Y/YRepresents 57% of Q220 FPD revenueOutlookDemand trends improving for G10.5+ and AMOLEDGovernment restrictions create uncertainty, especially for mobile demandProduction should remain at capacity  $M  Q220  Q120  Q/Q  Q219  Y/Y  High-End*  $ 31.8  $ 39.8  (20%)  $ 22.1  44%  Mainstream  $ 14.1  $ 13.0  9%  $ 10.9  29%  Total  $ 45.9  $ 52.8  (13%)  $ 33.0  39%  FPD Photomask Revenue  7  *≥G10.5, AMOLED and LTPS  Total may differ due to rounding

 $M  Q220  Q120  Q219  Cash  $ 238  $ 218  $ 167  Debt  $ 53  $ 54  $ 36  Net Cash*  $ 184  $ 164  $ 131  Operating Cash Flow  $ 31  $ 31  $ 17  Capital Expenditures  $ 16  $ 14  $ 34  Government Incentives for Capital Equipment  $ 3  $ 2  $ 1  Share repurchase  $ 6  $ 11  -  Debt is local China borrowing to finance fixed assetsFY 2020 capex ~ $100M (includes $35M capital lease)Repurchased 0.5M shares for $6M (1.5M shares for $17M YTD); program terminated 3/26/2020Balance sheet able to fund planned investments, share repurchases, and strategic M&A opportunities  Select Financial Data  8  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Revenue ($M)  $145 - $155  Operating Margin  9% - 12%  Taxes ($M)  $4.5 - $5.5  EPS  $0.11 - $0.17  Diluted Shares (M)  ~65  High uncertainty related to coronavirus reactionFPD demand growing (AMOLED, LTPS, G10.5+)High-end IC markets stable to improving; ramping Xiamen productionPotential geopolitical headwind due to trade policy decisionsDue to end-market demand uncertainty, we are withdrawing previously established 2020 targets  Q320 Guidance   9

 Thank you for your interest!  For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com

 Appendix

 Total Revenue  12      IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  13      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  14      Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding